Exhibit 99.1

The Community Financial Corporation Announces Leadership Transition Plan Ahead of Executive Retirements

WALDORF, Md., November 9, 2018 (GLOBE NEWSWIRE) -- The Community Financial Corporation (NASDAQ: TCFC) (the “Company”), the holding company for Community Bank of the Chesapeake (the “Bank”), today announced that the Chief Lending Officer and Chief Operating Officer intend to retire in 2019.

James F. Di Misa, the Company’s and the Bank’s Chief Operating Officer, will retire from the Company and the Bank effective March 31, 2019. Mr. Di Misa will continue to serve in an advisory capacity through December 31, 2019 to ensure a smooth transition. The Board of Directors has promoted Christy Lombardi to Executive Vice President and Chief Operating Officer of the Company and the Bank effective upon Mr. Di Misa’s retirement. Ms. Lombardi currently serves as the Bank’s and the Company’s Executive Vice President and Chief Administrative Officer. She joined the Bank in 1998.

Gregory C. Cockerham, the Company’s and the Bank’s Chief Lending Officer, will retire from the Company and the Bank effective December 31, 2019. Effective on January 1, 2019, Patrick Pierce, currently Senior Vice President, Senior Lender, will become Executive Vice President, Maryland Market Banking Officer. Patrick will lead the Maryland lending teams and oversee Community Wealth Advisors, the Bank’s wealth management division. Patrick has over 15 years of experience in banking in the areas of lending, credit and retail branch sales and management. He received his Bachelor of Science in Business Management and Finance from University of Maryland University College. Patrick is a dedicated member of the community and currently serves as a Board Member for the University of Maryland Charles Regional Medical Center and the La Plata Business Association.

Additionally, as recently announced, B. Scot Ebron was hired to serve as Executive Vice President, Virginia Market Banking Officer. Scot will lead the Virginia banking operations, including the deposit and lending teams.

“We are so grateful to Jim and Greg for their many years of devoted service, dedication and exceptional leadership. We wish them the very best in retirement,” said Mr. Pasenelli. James M. Burke, President of the Bank added, “We thank Jim and Greg for their years of friendship and devotion to the Bank. They leave behind a distinguished professional legacy. While we will miss their day-to-day presence, we are pleased that Jim will continue to work with the Bank in a consulting capacity and that both Greg and Jim will continue to serve as Bank Board members. We are remarkably fortunate to have a high caliber professional like Christy Lombardi to step into the COO role beginning on April 1. Congratulations to Christy on her well-deserved advancement.”

ABOUT THE COMMUNITY FINANCIAL CORPORATION

Headquartered in Waldorf, MD, The Community Financial Corporation is the bank holding company for Community Bank of the Chesapeake, a full-service commercial bank with assets over $1.6 billion. Through its main office in Waldorf, MD, 12 branch offices in Bryans Road, Dunkirk, Leonardtown, La Plata, Charlotte Hall, Prince Frederick, Lusby, Waldorf and California, Maryland and Fredericksburg, Virginia and with five dedicated commercial lending centers, Community Bank of the Chesapeake offers a broad range of financial products and services to individuals and businesses. More information about Community Bank of the Chesapeake can be found at www.cbtc.com.

FORWARD-LOOKING STATEMENTS

This news release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements can generally be identified by the fact that they do not relate strictly to historical or current facts. They often include words like “believe,” “expect,” “anticipate,” “estimate” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.” Statements in this release that are not strictly historical are forward-looking and are based upon current expectations that may differ materially from actual results. These forward-looking statements include, without limitation, those relating to the Company’s and Community Bank of the Chesapeake’s future growth and management’s outlook or expectations for revenue, assets, asset quality, profitability, business prospects, net interest margin, non-interest revenue, allowance for loan losses, the level of credit losses from lending, liquidity levels, capital levels, or other future financial or business performance strategies or expectations, and any statements of the plans and objectives of management for future operations products or services, including the expected benefits from, and/or the execution of integration plans relating to the County First acquisition; plans and cost savings regarding branch closings or consolidation; any statement of expectation or belief; projections related to certain financial metrics; and any statement of assumptions underlying the foregoing. These forward-looking statements express management’s current expectations or forecasts of future events, results and conditions, and by their nature are subject to and involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein. Factors that might cause actual results to differ materially from those made in such statements include, but are not limited to: the synergies and other expected financial benefits from County First acquisition may not be realized within the expected time frames; costs or difficulties related to integration matters might be greater than expected; general economic trends; changes in interest rates; loss of deposits and loan demand to other financial institutions; substantial changes in financial markets; changes in real estate value and the real estate market; regulatory changes; the possibility of unforeseen events affecting the industry generally; the uncertainties associated with newly developed or acquired operations; the outcome of litigation that may arise; market disruptions and other effects of terrorist activities; and the matters described in “Item 1A Risk Factors” in the Company’s Annual Report on Form 10-K for the Year Ended December 31, 2017, and in its other Reports filed with the Securities and Exchange Commission (the “SEC”). The Company’s forward-looking statements may also be subject to other risks and uncertainties, including those that it may discuss elsewhere in this news release or in its filings with the SEC, accessible on the SEC’s Web site at www.sec.gov. The Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required under the rules and regulations of the SEC.

Contact:

Name: William J. Pasenelli

Title: Chief Executive Officer

Community Bank of the Chesapeake

Phone: 240-427-1033

Email: wpasenelli@cbtc.com